SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by registrant  |X|

Filed by a party other than the registrant |_|

Check the appropriate box:

  |_|    Preliminary proxy statement

  |X|    Definitive proxy statement

  |_| Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

  |_|    Definitive additional materials

  |_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

            _____________SIGNAL TECHNOLOGY CORPORATION______________
                (Name of Registrant as Specified in Its Charter)

         ______________________________________________________________
    (Name of Person[s] Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

   |X|   No fee required

   |_| Fee computed on table below per Exchange Act Rules 14a-(6)(i)() and 0-11.

   (1)   Title of each class of securities to which transaction applies:

         ______________________________________________________________

   (2)   Aggregate number of securities to which transactions applies:

         ______________________________________________________________

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

         ______________________________________________________________

   (4)   Proposed maximum aggregate value of transaction:

         ______________________________________________________________

   (5)   Total fee paid:

         ______________________________________________________________

   |_|   Fee paid previously with preliminary materials.

   |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)   Amount previously paid:

         ______________________________________________________________

   (2)   Form, schedule or registration statement no.:

         ______________________________________________________________

   (3)   Filing party:

         ______________________________________________________________

   (4)   Date filed:

         ______________________________________________________________



---------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                         SIGNAL TECHNOLOGY CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            May 6, 1997-10:00 A.M.

     You are hereby notified that the Annual Meeting of Stockholders of Signal Technology Corporation will be held on May 6, 1997, at 10:00 A.M., at the offices of the Arizona Microwave Division of the Company, 340 N. Roosevelt Avenue, Chandler, Arizona, to consider and act upon the following matters:

     1. To elect one class of two directors and one director to another class;

     2. To ratify the action of the directors in amending the 1992 Equity Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 666,666 to 1,166,666;

     3. To ratify the adoption by the directors of an Employee Stock Purchase Plan;

     4. To ratify the action of the directors in selecting Coopers & Lybrand L.L.P. as independent accountants for the Company; and

     5. To transact such other business as may properly come before the meeting.

     If you are unable to attend the meeting personally, please be sure to date, sign and return the enclosed proxy in the envelope provided to: Proxy Department, Bank of Boston, c/o Boston EquiServe, P.O. Box 9379, Boston, Massachusetts 02102-9379.

     Only stockholders of record on the books of the Company at the close of business on April 1, 1997 are entitled to notice of and to vote at the meeting.

                      By Order of the Board of Directors,

                                          HARRY R. HAUSER,
                                          Secretary

Dated: April 9, 1997

                         SIGNAL TECHNOLOGY CORPORATION

                               EXECUTIVE OFFICES:
                               975 BENECIA AVENUE
                          SUNNYVALE, CALIFORNIA 94086


                                PROXY STATEMENT

     This proxy statement and the accompanying proxy card are being mailed to stockholders commencing on or about April 9, 1997. The accompanying proxy is solicited by the Board of Directors of Signal Technology Corporation (hereinafter called the "Company") for use at the Annual Meeting of Stockholders to be held on May 6, 1997, and any adjournment or adjournments thereof. The cost of soliciting proxies will be borne by the Company. Directors, officers and a few employees may assist in the solicitation of proxies by mail, telephone, telegraph and personal interview without additional compensation.

     When a proxy is returned properly signed, the shares represented thereby will be voted by the persons named as proxies in accordance with the stockholder's directions. You are urged to specify your choices on the enclosed proxy card. If a proxy is signed and returned without specifying choices, the shares will be voted 'FOR' proposals 1, 2, 3 and 4 and at the discretion of the persons named as proxies in the manner they believe to be in the best interests of the Company as to other matters that may properly come before the meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the meeting by written notice to the Company, by oral notice to the Secretary at the meeting or by submitting a later dated proxy.

     The Board of Directors has fixed the close of business on April 1, 1997 as the record date for the meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the meeting. On the record date, there were 7,263,090 shares of the Company's Common Stock, $.01 par value ("Common Stock") issued and outstanding, each of which is entitled to one vote. The holders of Common Stock do not have cumulative voting rights.


                               QUORUM AND VOTING

     The presence in person or by proxy at the annual meeting of holders of one third (1/3) of the Common Stock issued and outstanding is required for a quorum. Therefore, holders of not less than 2,421,030 shares of Common Stock must be present in person or by proxy for there to be a quorum. Shares represented by all proxies received, including proxies that withhold authority for the election of directors and/or abstain from voting on the ratification of the accountants, as well as "broker non-votes", discussed below, count toward establishing the presence of a quorum.

     Assuming the presence of a quorum, directors of the Company are elected by plurality vote of the shares of Common Stock present in person or by proxy and voting in the election of directors. Shares may be voted for or withheld from each nominee for election as a director. Shares for which the vote is withheld and "broker non-votes" will be excluded entirely and have no effect on the election of directors of the Company.

     Under applicable rules, brokers who hold shares of the Company's Common Stock in street name have the authority to vote the shares in the broker's discretion on "routine" matters if they have not received specific instructions from the beneficial owner of the shares. The uncontested election of directors and the ratification of independent accountants are "routine" matters for this purpose. With respect to matters which are determined by the appropriate broker-dealer regulatory organization to be "non-routine," which includes Items 2 and 3 on the agenda for this meeting of the Company's stockholders, brokers may not vote shares held in street name without specific instructions from the beneficial owner. If a broker holding shares in street name submits a proxy card on which the broker physically lines out the matter, that action is called a "broker non-vote" as to that matter. "Broker non-votes" are not counted in determining the number of votes cast with respect to the matter. If a broker submits a proxy but does not indicate a specific choice on a "routine" matter, the shares will be voted as specified in the proxy card. At this meeting of the Company's stockholders, shares represented by such a proxy card would be voted for the election of the director nominees and for ratification of the independent accountants.

                             ELECTION OF DIRECTORS
                             (Item 1 on Proxy Card)

     The Board of Directors currently consists of six members, divided into three classes of two members each, with the terms of each class staggered so that the term of the class expires on the third anniversary of the annual meeting of the stockholders at which the class was elected. Accordingly, the term of one class of directors expires at each annual meeting of stockholders.

     The term of one class of directors, currently consisting of Dale L. Peterson and James S. Walsh, expires at the 1997 annual meeting. Effective as of December 31, 1996, Paul F. Ferrari resigned as a director of the Company. It is proposed that Joseph Schneider be elected to serve in the same class as Bernard
P. O'Sullivan in the position vacated by Mr. Ferrari. Unless otherwise instructed in the proxy, all proxies will be voted to elect Messrs. Peterson and Walsh to a three-year term expiring at the 2000 annual meeting, and to elect Mr. Schneider to a one-year term expiring at the 1998 annual meeting, with each such director to hold office until his successor has been duly elected and qualified. Messrs. Peterson, Walsh and Schneider are currently members of the Board of Directors and are standing for re-election. The Company does not contemplate that Mr. Peterson, Mr. Walsh or Mr. Schneider will be unable to serve, but in that event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR' THE ELECTION OF MESSRS. PETERSON, WALSH AND SCHNEIDER.

As described at the beginning of this proxy statement, directors are elected by a plurality of the votes cast at a meeting at which a quorum is present.

The following table and narrative sets forth information regarding the principal occupation, other affiliations, committee memberships and age of the nominees and directors of the Company continuing in office.

                                                                                               Term As A
                                                                                               Director
                Name                      Age              Position With Company                 Ends
--------------------------------------   ------   -----------------------------------------   -----------
Nominees For Election:
 Dale L. Peterson(1)   ...............    61       Chairman of the Board, Chief Executive      1997
                                                   Officer and Director
 James S. Walsh  .....................    63       President and Director                      1997
 Joseph Schneider   ..................    46       Director                                    1998

Directors Continuing in Office:
 Bernard P. O'Sullivan(1)(3)    ......    69       Director                                    1998
 Harvey C. Krentzman(1)(2)(3)   ......    70       Director                                    1999
 Larry L. Hansen(2)(3)    ............    68       Director                                    1999

--------

(1) Member of the Executive Committee
(2) Member of the Audit Committee
(3) Member of the Compensation Committee

     Dale L. Peterson, Chief Executive Officer and Director since May 1990, President from May 1990 until March 31, 1994, and Chairman of the Board since April 1, 1994. Mr. Peterson is a director of Micrel, Inc.

     James S. Walsh, President since April 1, 1994 and Director since April 26, 1994. From March 1992 until April 1994, Mr. Walsh was President of Aydin Corporation (engineer and manufacturer of electronic equipment for defense and commercial markets) and from July 1987 until May 1991 he was the Chairman and Chief Executive Officer of Wyman-Gordon Company (manufacturer of structural parts for aerospace).

     Joseph Schneider, Director since 1996. Mr. Schneider is a Manager at A.T. Kearney, Inc. Prior to joining A.T. Kearney, Inc., he was the President of EDS/JSA International after his prior company, JSA International, Inc., was acquired by Electronic Data Systems Corporation in December, 1994. Prior thereto, Mr. Schneider was the founder and President of JSA International, Inc. from June, 1988 until December 1994.

     Bernard P. O'Sullivan, Chairman of the Board from May 1990 until March 31, 1994 and Director since 1981; a founder of the Company. Prior to his retirement on May 31, 1987, he was President of O'Sullivan and Murphy, Inc. (a manufacturers' representative selling microwave components), a company he founded in May 1975.

     Harvey C. Krentzman, Director since 1981. Mr. Krentzman is a founder of the Company. He has been President of Advanced Management Associates, Inc. (financial and management consultants) for more than 39 years. He is currently a director of Jones & Vining, Inc., Inspectron Corporation, Vic Firth Manufacturing Corp., and Bell Manufacturing Corporation. Mr. Krentzman is Vice Chairman and a trustee of the Boston Symphony Orchestra and Northeastern University. He is also a trustee of Beth Israel Hospital, the Norman Rockwell Museum and the U.S.S. Constitution Museum, and a Corporator of the Woods Hole Oceanographic Institution.

     Larry L. Hansen, Director since 1991. Mr. Hansen was Executive Vice President of Tylan General (a sales and service center for pressure and flow products) from December 1989 until his retirement in January 1991. He is a director of Electro Scientific Industries, Tylan General and Micrel, Inc.


              INFORMATION ABOUT BOARD OF DIRECTORS AND COMMITTEES

Meetings

     The Company's Board of Directors held six meetings during fiscal year 1996. The Board has standing executive, audit and compensation committees; there is no nominating committee. All directors attended more than 75% of all meetings of the Board and of the committees of which they were members.

Executive Committee

     The Executive Committee consists of three members and is reconstituted annually at the first meeting of the Board following the Annual Meeting of Stockholders. The current members of the Committee are Messrs. Bernard P. O'Sullivan (Chairman), Harvey C. Krentzman and Dale L. Peterson. The Executive Committee is authorized to act on behalf of the Board when the Board is not in session. The Executive Committee held three meetings in fiscal year 1996.

Audit Committee

     The Audit Committee consisted of two members until the meeting of the Board of Directors held on September 10, 1996, at which time it was increased to three and Mr. Larry L. Hansen was named as a member. It has since been reduced to two members. The Audit Committee is reconstituted annually at the first meeting of the Board following the Annual Meeting of Stockholders. The current members of the Committee are Messrs. Harvey C. Krentzman (Chairman) and Larry L. Hansen. The Audit Committee meets with the Company's auditors and principal financial personnel to review the results of the annual audit. The Audit Committee also reviews the scope of, and establishes fees for, audit and non-audit services performed by the independent accountants, reviews the independence of the independent accountants and the adequacy and effectiveness of the Company's internal accounting controls. The Audit Committee held two meetings in fiscal year 1996.

Compensation Committee

     The Compensation Committee establishes the compensation and other incentive arrangements of each officer of the Company whose base salary is $125,000 or more. The Compensation Committee consists of three members, currently Messrs. Harvey C. Krentzman (Chairman), Bernard P. O'Sullivan and Larry L. Hansen, and is reconstituted annually at the first meeting of the Board following the Annual Meeting of Stockholders. The Compensation Committee held two meetings in fiscal year 1996.

Compensation of Directors

     Directors who are not employees of the Company receive an annual fee of $5,000 for serving on the Board and a fee of $750 for each Board meeting attended and $300 for each committee meeting attended, plus reimbursement of out-of-pocket expenses for attendance at each Board or committee meeting.

     During 1996, the Company paid consulting fees of $11,299 and $2,000 to Bernard P. O'Sullivan and Larry L. Hansen, both directors of the Company, respectively. Mr. O'Sullivan provided services to the Company in connection with the evaluation of acquisition opportunities and marketing activities and Mr. Hansen in connection with the evaluation of VSAT business opportunities. During 1996, the Company paid $91,909 to Advanced Management Associates, Inc. ("AMA"), for management consulting services provided by Harvey C. Krentzman, a director of the Company and the President and principal owner of AMA. The fees paid to AMA and each of Messrs. O'Sullivan and Hansen are based on per diem rates. The directors are required to account for their time spent in performing services for the Company. The Company believes these fees are comparable to fees that would be charged by an unrelated third party providing similar services.


               PROPOSAL TO INCREASE THE NUMBER OF SHARES RESERVED

                      UNDER THE 1992 EQUITY INCENTIVE PLAN
                            (Item 2 on Proxy Card)

     On September 10, 1996, the Board of Directors authorized an increase in the number of shares of Common Stock reserved for issuance under the Company's 1992 Equity Incentive Plan (the "Equity Incentive Plan" or the "Plan") to 1,166,666 from 666,666 previously authorized. The Plan may not be amended, without stockholder approval, to increase the aggregate number of shares of Common Stock available for distribution under the Plan (except for adjustments to reflect stock dividends, stock splits or other recapitalizations). The Equity Incentive Plan, through the granting of stock options (both qualified and non-qualified), stock appreciation rights, performance shares, restricted stock or stock units, provides incentive to the key employees of, and persons who provide services to, the Company by enabling them to acquire or increase their proprietary interest in the Company.

Summary Description of the Equity Incentive Plan

     The Equity Incentive Plan is administered by the Compensation Committee. Subject to the terms of the Plan, the Compensation Committee has complete authority to designate persons to receive awards, to grant the awards, to determine the form of the award and to fix all terms of any awards granted. Qualified stock options (which are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code) may be granted only to employees of the Company and must have an exercise price of not less than 100% of the fair market value of the Company's Common Stock on the date of grant (110% for qualified options granted to any 10% stockholder of the Company). The aggregate exercise price of the shares as to which a qualified stock option becomes exercisable in any year may not exceed $100,000. The term of qualified stock options may not exceed ten years (five years in the case of options granted to any 10% stockholder of the Company). Non-qualified stock options and other stock awards may be granted on such terms (as to date of grant, vesting, number of shares, exercise price in the case of options, purchase price, restrictions on transfer, forfeiture and other provisions) as the Compensation Committee may determine provided that they must have an exercise price of not less than 50% of the fair market value of the Company's Common Stock on the date of grant . The Plan may be suspended or discontinued by the Board and may be amended by the Board, except that the stockholders of the Company must approve any amendment if such approval is required to comply with any applicable tax or regulatory requirement.

Federal Income Tax Consequences to the Company and the Participants

     Except for awards to qualify as incentive stock options under Section 422 of the Internal Revenue Code and performance shares, under present Federal income tax regulations, there will be no Federal income tax consequences to either the Company or the participant upon the grant of an award. However, the participant will realize ordinary income on the exercise of an award in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such award over the price paid, and the Company will receive a corresponding deduction. The gain, if any, realized upon the subsequent disposition of the Common Stock will constitute short- or long-term capital gain, depending upon the participant's holding period.

     For awards intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code, the participant will not realize income at the time an incentive stock option is granted to him or her, or when shares purchased upon the exercise of such incentive stock option are transferred to him or her. If a participant disposes of such shares after two years from the date the incentive stock option is granted and after one year from the date the incentive stock option is exercised and shares are transferred to him or her, the participant will not be required to treat as compensation any portion of the proceeds from such disposition. The participant's basis in the shares disposed of will be the amount paid upon the exercise of the incentive stock option, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of the disposition will be long-term capital gain or loss. In such event, the company will not be entitled to any deduction from income.

     If a participant disposes of shares acquired pursuant to the exercise of an incentive stock option within such two or one year period, the participant will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the excess of the fair market value of such shares on the date the option is exercised over the purchase price. The participant's basis in such shares disposed of will be increased by an amount equal to the amount includible in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be capital gain or loss, either short- or long-term, depending upon the holding period for such shares. In the event of a disposition within such two year or one year period, the Company will be entitled to a deduction from income equal to the amount the participant is required to include in compensation income as a result of such disposition.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR' THIS PROPOSAL.

                PROPOSAL TO APPROVE EMPLOYEE STOCK PURCHASE PLAN
                            (Item 3 on Proxy Card)

     On March 25, 1997, subject to the approval of the stockholders of the Company, the Board of Directors voted to approve the Employee Stock Purchase Plan (the "ESPP") in the form attached as Exhibit A to this proxy statement, to reserve for issuance 300,000 shares of Common Stock of the Company, as provided for in the ESPP, and to recommend approval of the ESPP to the stockholders of the Company.

     Approval of the ESPP will require the affirmative vote of a majority of the votes cast by the holders of Common Stock, represented in person or by proxy at the Annual Meeting of Stockholders.

     The purpose of the ESPP is twofold: first, to encourage stock ownership by employees by establishing a program that permits them to purchase shares on a regular basis through payroll deductions; and second, to offer employees an opportunity, without adverse tax consequences, to purchase stock at a price of up to a 15% discount from market price. As a result of the favorable tax treatment afforded to such employee stock purchase plans, the 15% discount is not taxable as ordinary income to the employee in the year that stock is purchased under the ESPP. To assure the favorable tax treatment, the ESPP must comply in all respects with Section 423 of the Internal Revenue Code ("IRC") and the regulations thereunder.

     Employees eligible to participate in the ESPP include those persons who are customarily employed on a full-time or part-time basis by the Company and are regularly scheduled to work more than 20 hours per week and more than five months per calendar year (but excludes those employees that hold five percent or more of the Common Stock). Each participant in the ESPP is granted an option to purchase stock from the Company that is exercisable at 85% of the market price on the date of grant or the date of purchase, whichever price is lower. The employee saves funds to exercise the option by authorizing payroll deductions. The options are for a period of six months. As each group of options expires, new options are granted until all the shares reserved under the ESPP have been sold or the ESPP terminates, which will be December 31, 1999, two years from the date of the first offering of stock under the ESPP. Except in the event of death of the employee, an option may be exercised only by the employee. An option shall terminate and must therefore be exercised within 90 days after an employee's employment terminates for any reason. In the event of death, the option may be transferred by the employee's will or the laws of descent and distribution, and in such case, may exercised by the deceased employee's heirs or administrators.

     There are distinct tax advantages to the employee. Neither the grant not the exercise of an option under the ESPP is a taxable event to the employee. The special tax rules applicable to the ESPP limit the amount of compensation income to the 15% discount and defer the recognition of this income until the shares are sold in a qualifying disposition (i.e., a disposition that meets the holding periods). The employee's basis in the stock purchased is the option exercise price. If the employee does not transfer the shares sooner than two years from the date of grant and one year from the date of exercise (i.e., a qualifying disposition), the employee will then report ordinary income in an amount equal to the discount, his or her basis in the stock will be increased by that amount, and the employee will report long-term capital gain equal to the difference between the adjusted basis and the sale price. The Company is not entitled to take any deduction.

     The tax consequences are significantly different if an employee makes a disqualifying disposition (i.e., does not meet the two years from grant/one year from purchase holding periods). In such case, the tax consequences are also deferred until the disposition occurs, but the employee will recognize ordinary income equal to the difference between the option exercise price and the market price on the date of exercise. The employee's basis will again be adjusted, and his/her capital gain will be the difference between the adjusted basis and the sale price. In this scenario, the Company is entitled to a deduction equal to the amount that the employee reports as ordinary income.

     Although the foregoing summarizes the essential features of the ESPP, it is qualified in its entirety by reference to the full text of the ESPP, which is attached as Exhibit A to this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR' APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN.


              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
                            (Item 4 on Proxy Card)

     The Board of Directors has selected Coopers & Lybrand L.L.P., independent accountants, to audit the books, records and accounts of the Company and its subsidiaries for the fiscal year ending December 31, 1997. In accordance with a resolution of the Board of Directors, this selection is being presented to the stockholders for ratification at the meeting.

     Coopers & Lybrand L.L.P. has no direct or indirect material financial interest in the Company or its subsidiaries. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the meeting and will be given the opportunity to make a statement on behalf of Coopers & Lybrand L.L.P. if they so desire. The representatives also will be available to respond to questions raised by those in attendance at the meeting.

     Proxies solicited by management will be voted for ratification of the selection of Coopers & Lybrand L.L.P. unless stockholders specify otherwise. As discussed at the beginning of this proxy statement, the affirmative vote of a majority of the outstanding shares of Common Stock is required to ratify the selection of Coopers & Lybrand L.L.P. Ratification by the stockholders is not required. If the proposal is not approved by the stockholders, the Board of Directors will not change the appointment for fiscal year 1997, but will consider the stockholder vote in appointing auditors for fiscal year 1998.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR' THIS PROPOSAL.


                              EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the executive officers of the Company who are not also directors. Presidents of the Company's divisions are considered to be executive officers. The executive officers of the Company are elected annually by the Board of Directors following the Annual Meeting of Stockholders and serve at the discretion of the Board.

         Name               Age                    Position with Company
------------------------   ------   -----------------------------------------------------
Wayne Armstrong   ......    50       President, Keltec Division
Gloria L. Duran   ......    60       Vice President, Human Resources and Administration
Gene L. Joles  .........    47       President, Space Center Division
Russ D. Kinsch    ......    47       Vice President, Chief Financial Officer, Treasurer
                                     and Assistant Secretary

           Name                 Age                     Position with Company
----------------------------   ------   --------------------------------------------------------
Richard E. Nabozny    ......    63       Vice President, Operations
Robert J. Schlaefli   ......    38       President, California Microwave Division
Michael D. Smith   .........    48       Vice President, Marketing
Sam Smookler    ............    57       President, East Coast Operations; President, Olektron
                                         Components Division and Olektron Systems Division
John T. Werle   ............    37       President, Arizona Microwave Division


     Wayne Armstrong, President, Keltec Division since March 1997. For the past five years, Mr. Armstrong has been Vice President and Director, Naval Systems Division of Metric Systems Corporation.

     Gloria L. Duran, Vice President of Human Resources and Administration since April 1992. She joined the California Microwave Division as Manager, Administrative Services in August 1989.

     Gene L. Joles, President of the Space Center Division of the Company since February 1997. Prior thereto, Mr. Joles was the President of the Arizona Microwave Division since June 1991. From June 1992 until February 1996, Mr. Joles had been the President of the California Microwave Division. From August 1988 until June 1991, he had been Vice President, Operations and General Manager of the Active Assemblies Division of M/A-COM, Inc.

     Russ D. Kinsch, Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Company since March 1996. From January 1991 to March 1996, Mr. Kinsch was Vice President of Finance and Business for TRW Avionics and Surveillance Group in Sunnyvale, California and prior to that he spent 13 years with ESL, a subsidiary of TRW also located in Sunnyvale, California.

     Richard E. Nabozny, Vice President, Operations of the Company since March 1994. From March 1993 until March 1994, Mr. Nabozny served as the Chief Operating Officer. From February 1989 until March 1993, Mr. Nabozny was the Chairman and President of South Coast Components, Pacific Microcomputers, Inc. and Grayco Optical Division of Ditric Optics, Inc.

     Robert J. Schlaefli, President of the California Microwave Division since February 1996. Prior thereto, Mr. Schlaefli was the General Manager of the California Microwave Division since 1989.

      Michael D. Smith, Vice President, Marketing of the Company since January 1995. Prior thereto, Mr. Smith was President of the Keltec Division from February 1996 until March 1997. From November 1992 until February 1996 Mr. Smith had been the President of the Olektron Components Division. From September 1990 until August 1992, Mr. Smith was Director of Marketing for the Company's Eastern Operations. From July 1989 through August 1990, Mr. Smith served as Vice President of Sales of M/A-COM, Inc.

     Sam Smookler, President of the East Coast Operations and President of the Olektron Components Division and the Olektron Systems Division since February 1997. From November 1994 until February 1997, Mr. Smookler was Vice President of the Interconnection Products Division of Augat Corporation. Prior thereto, Mr. Smookler was a Vice President and General Manager of passive components and millimeter wave products lines at M/A-Com, Inc. from February 1992 until October 1994 and Group Vice President for Sipex Corporation, an analog signal processing company.

     John T. Werle, President of the Arizona Microwave Division since December 1996. From October, 1996 until December 1996, Mr. Werle was Vice President of Intelstat Advanced Systems at Space Systems/Loral. Prior thereto, Mr. Werle was the Executive Director, Advanced Systems at Space Systems/Loral from April 1996 until October 1996. From December 1991 until April 1996, Mr. Werle was the Managing Director, Asia and Program Manager at Loral Space and Range Systems and Director of Programs at Loral International Corporation.

                             SECURITIES OWNERSHIP

     The following table sets forth information as of March 14, 1997 regarding beneficial ownership of Common Stock of each director and each executive officer named in the Summary Compensation Table, all directors and executive officers as a group, and each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock.

                           Name of Owner                                   Number(1)     Percent
----------------------------------------------------------------------   ------------    -------
Directors and Officers
 Larry L. Hansen   ...................................................       26,666          *
 Gene L. Joles  ......................................................       66,666          *
 Harvey C. Krentzman  ................................................    1,392,222(3)      19%
 Richard E. Nabozny   ................................................       28,333          *
 Bernard P. O'Sullivan   .............................................      727,419(2)      10%
 Dale L. Peterson  ...................................................      332,842          5%
 Joseph Schneider  ...................................................        1,000          *
 Michael D. Smith  ...................................................       43,750          *
 James S. Walsh    ...................................................      171,322          2%
 All directors and executive officers as a group (17 persons)   ......    2,888,552         40%

Principal Stockholder
 Caleb Loring III, as Trustee  .......................................    1,012,224(4)      14%
  of The Harvey C. Krentzman
  1983 Family Trust
  c/o Essex Associates
  400 Essex Street
  Beverly Farms, MA 01915

--------

 *  less than one percent
(1) Includes shares subject to options that are exercisable as of, or within 60 days after, March 15, 1997, as follows: Mr. Hansen, 26,666 shares; Mr. Joles, 66,666 shares; Mr. Nabozny, 28,333 shares; Mr. Peterson, 266,665 shares; Mr. Smith, 6,250; Mr. Walsh, 112,500 shares; and all directors and executive officers as a group, 554,886 shares. See also notes 2 and 3 and related information in the table regarding the shares owned by all directors and executive officers as a group.
(2) Includes 136,991 shares which Mr. O'Sullivan has the right to vote, but in which William L. Murphy has the entire direct or indirect pecuniary interest. Also includes 97,794 shares held by a trust of which Mr. O'Sullivan and his spouse are the trustees and of which his children are the beneficiaries. Mr. O'Sullivan disclaims any pecuniary interest in the shares held by such trust. Also includes 27,000 shares held by a trust of which Mr. O'Sullivan's spouse is the trustee and of which his grandchildren are the beneficiaries. Mr. O'Sullivan disclaims any pecuniary interest in the shares held by such trust. Also includes 202,667 shares held jointly with his spouse.
(3) Includes a total of 1,352,222 shares held by seven separate trusts for the benefit of various family members and other relatives of Mr. Krentzman. Mr. Krentzman is not a trustee or beneficiary of any of such trusts, and he disclaims any beneficial or pecuniary interest in the shares held by such trusts. Mr. Krentzman's spouse is co-trustee of one of the trusts.
(4) Represents shares held by a trust for the benefit of certain family members and other relatives of Harvey C. Krentzman and which shares are included in the total number of shares reported in the table for Mr. Krentzman. See note 3 and related information in the table.

                            EXECUTIVE COMPENSATION

1. Report of the Compensation Committee

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing the compensation, including bonus and incentive arrangements, of the Company's Chief Executive Officer and to consider and approve or modify the recommendations of the Chief Executive Officer as to the proposed compensation of each executive officer of the Company whose aggregate compensation exceeds a threshold amount fixed by the Board, which in 1996 was $125,000.

     The compensation policy of the Company for its executive officers is based on the following principles:

     [bullet] The compensation program should support the strategic and financial objectives of the Company by rewarding its executive officers for regular and significant improvement in earnings and increase in the value of the Company's Common Stock;

     [bullet] The compensation program should reflect the highly competitive nature of the industry in which the Company operates, and the fact that the key executives throughout the industry are known to each other; and

     [bullet] An important part of the compensation program is to provide performance-based incentives to executive officers by way of equity ownership so that, with successful performance and the consequent increase in the value of the Company, their interests become more and more aligned with those of the owners of the Company's Common Stock.

     The Company designs, develops, manufactures and markets sophisticated electronic components and subsystems, principally in the radio and microwave portion of the spectrum and in power supplies, that are utilized in a broad range of advanced defense, space and communication applications. Most of the competitive entities, across a broad spectrum of the Company's product lines, are known to the members of the Committee, whose experience in the industry is extensive.

     The Chief Executive Officer's salary, bonus and, when granted, options to purchase stock of the Company, are determined annually by the Committee based on the Committee's subjective evaluation of a variety of factors, each of which is weighted, again subjectively, by each member of the Committee according to his own experience and background. Among the criteria used by each member of the Committee in making his evaluation of the appropriate compensation of the Chief Executive Officer are:

     [bullet]  the compensation of the chief executives of competitive entities;

     [bullet] his influence on the performance of the Company through his management skills;

     [bullet] his ability to work with, influence and effectuate the policies of the Board of Directors;

     [bullet] his skill in long range planning for the Company's future growth and activities; and

     [bullet] the manner in which he positions the Company to succeed in what has been in recent years a declining market.

     These criteria are used by the members of the Committee in determining each element of compensation. There is no specific relationship between the performance of the Company and the compensation of the executive officers, although, with respect to bonuses and stock options, performance of the Company is given more weight by the Committee than the other criteria.

     Regarding bonuses, the Board of Directors, in accordance with the Company's bonus plan, pursuant to which up to ten percent of the Company's pre-tax profits may be awarded as bonuses, each year sets the maximum amount available to be awarded as bonuses. Within that amount, the Committee, early in the calendar year, prescribes the bonuses for the prior year for all of the Company's executives based upon the criteria outlined above.

     Stock options are similarly determined and granted by the Committee.

                                          Respectfully submitted,

                                          Harvey C. Krentzman, Chairman
                                          Bernard P. O'Sullivan
                                          Larry L. Hansen

2. Report of the Chief Executive Officer

     The Chief Executive Officer recommends to the Compensation Committee the proposed compensation (other than his own) of each executive officer of the Company whose aggregate compensation exceeds a threshold amount fixed by the Board, which in 1996 was $125,000. The Committee considers, and approves or modifies, the recommendations of the Chief Executive Officer.

     In making his evaluation of the performance of an executive officer in his or her area of responsibility, and in formulating his recommendation to the Committee, while the Chief Executive Officer adheres to the criteria and principles enunciated in the Committee's report set forth above, he relies most heavily on the following criteria used by the Committee:


     [bullet] the executive's influence on the performance of the Company through his or her management skills;

     [bullet] the executive's skill in long range planning for the Company's future growth and activities; and

     [bullet] the manner in which the executive positions the Company to succeed in the future.

                                          Respectfully submitted,

                                          Dale L. Peterson

     The following table sets forth information concerning the compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (hereafter referred to as the "named executive officers") during the fiscal years ended December 31, 1995 and 1996:

                          SUMMARY COMPENSATION TABLE

                                                                           Long Term
                                                                          Compensation
                                              Annual Compensation           Awards
                                   ------------------------------------  ----------
             Name and                                                      Options         All Other
        Principal Position          Year       Salary($)    Bonus($)(1)   SAR's (#)   Compensation($)(2)
---------------------------------- -------  -------------  ------------  ----------   ------------------
Dale L. Peterson   ...............  1996      $243,760(3)         --       50,000         $   581
 Chairman of the Board and Chief    1995      $225,010(3)         --           --         $   555
 Executive Officer
Gene L. Joles   ..................  1996      $150,000        $29,000          --         $ 1,125
 President, Space Center Division   1995      $140,221            --           --         $   841
Richard E. Nabozny    ............  1996      $135,000        $32,000          --         $   576
 Vice President, Operations         1995      $134,904            --           --         $   558
Michael D. Smith   ...............  1996      $144,165        $40,000      25,000         $78,793(4)
 President, Keltec Division         1995      $114,520            --           --         $   592
James S. Walsh  ..................  1996      $199,992        $40,000          --              --
 President                          1995      $199,992            --           --         --

--------
(1) Earned in 1996 but paid in 1997 in connection with the Company's bonus plan. See "Report of the Compensation Committee."
(2) Represents the Company's matching contribution for the account of the named executive officer under the Company's 401(k) plan. The normal matching contribution is 25% (which was increased from 10% effective as of October 1, 1996) of the first 6% of salary contributed by the employee.
(3) Includes $93,750 in 1996 and $75,000 in 1995 in deferred compensation, which is payable at any time upon request by Mr. Peterson or at the option of the Company. Deferred amounts accrue interest at a rate equal to 60% of the base rate of the Company's bank lender.
(4) Dislocation payment in the amount of $78,000 paid pursuant to Mr. Smith's relocation from the Company's facility in Beverly, Massachusetts to its facility in Ft. Walton Beach, Florida. The remainder ($793) paid pursuant to footnote (2).

     The following table sets forth information concerning the grant of stock options to the named executive officers during the year ended on December 31, 1996.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                             Number of       % of Total                                       Potential Realizable
                             Securities       Options                                          Value at Assumed
                             Underlying      Granted to                                       Rates of Stock Price
                              Options        Employees      Exercise or                        Appreciation for
                              Granted        in Fiscal         Base          Expiration           Option Term
         Name                 (#) (a)          Year         Price($/Sh)         Date             5%($) 10%($)
-------------------------   -------------  -------------  --------------   -------------   ---------------------
Dale L. Peterson   ......     50,000            27%          $6.0625           9/10/01         $83,747/$185,060
Michael D. Smith   ......     25,000            13%          $  8.25           5/06/01         $56,983/$125,918

--------
(a) Options to acquire shares of Common Stock of the Company granted pursuant to the Company's Equity Incentive Plan. All options are exercisable at a price equal to the fair market value of the Common Stock of the Company on the date of the grant.

     The following table sets forth information concerning unexercised options held on December 31, 1996 by the named executive officers:

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                              Number of Securities     Value of Unexercised
                             Underlying Unexercised        In-the-Money
                                Options/SAR's at         Options/SAR's at
                                 Fiscal Year-End         Fiscal Year-End
                                       (#)                     ($)
                                  Exercisable/             Exercisable/
           Name                   Unexercisable           Unexercisable
--------------------------- ------------------------- ----------------------
Gene L. Joles  ............       66,666/     0        $  373,329/$      0
Richard E. Nabozny   ......       28,333/15,000        $  105,783/$ 35,625
Dale L. Peterson  .........      266,665/50,000        $1,560,822/$ 78,125
Michael D. Smith  .........            0/43,750        $        0/$ 77,343
James S. Walsh    .........       75,000/75,000        $  253,125/$253,125

     The following graph compares the cumulative shareholder return on the Company's Common Stock over the period commencing May 27, 1993, the date of the Company's initial public offering, through December 31, 1996, to that of the American Stock Exchange Index ("Amex Market Index") and the index published by Media General Financial Services for Standard Industrial Classification Code 3679-Electronic Components, N.E.C. ("Industry Index") assuming the investment of $100 on May 27, 1993. In calculating cumulative total shareholder return, reinvestment of dividends is assumed. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                          CUMULATIVE SHAREHOLDER RETURN

                                    [GRAPHIC]


                               SIGNAL          AMEX MARKET         INDUSTRY
                             TECHNOLOGY          INDEX              INDEX
                             ----------        -----------         --------
May 27, 1993                   100.000            100.000           100.000
Dec. 31, 1993                   73.438            110.682           144.727
Dec. 30, 1994                   54.688            103.330           168.494
Dec. 29, 1995                   64.063            133.124           287.188
Dec. 31, 1996                   95.313            135.772           315.422

                                  OTHER MATTERS

     As of the date of this proxy statement, the management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting of Stockholders. It is intended, however, that the persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may properly be brought before the meeting, as seems to them to be in the best interest of the Company and its stockholders.


                              STOCKHOLDER PROPOSALS

     Any stockholder desiring to present a proposal for consideration at the Company's next annual meeting of stockholders, which is currently scheduled to be held on April 15, 1998, must submit the proposal to the Company so that it is received at the principal executive offices of the Company, 975 Benecia Avenue, Sunnyvale, California 94086, on or before December 13, 1997. Any stockholder desiring to submit a proposal should consult applicable regulations of the Securities and Exchange Commission.


                             ADDITIONAL INFORMATION

     In accordance with the provisions of Item 405 of Regulation S-K, the Company hereby reports that there were no delinquent filings under Section 16(a) of the Exchange Act during the fiscal year ended December 31, 1996.

     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR 1996 MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO JOHN P. ROTCHFORD, DIRECTOR, CORPORATE COMMUNICATIONS, SIGNAL TECHNOLOGY CORPORATION, 975 BENECIA AVENUE, SUNNYVALE, CALIFORNIA 94086.

                                   EXHIBIT A

                         SIGNAL TECHNOLOGY CORPORATION
                         EMPLOYEE STOCK PURCHASE PLAN


                             ARTICLE I -- PURPOSE

     1.01. Purpose

     This Signal Technology Corporation Employee Stock Purchase Plan (the "Plan") is intended to provide the employees of Signal Technology Corporation (hereinafter referred to as the "Company") the opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.


                           ARTICLE II -- DEFINITIONS

     2.01. "Base Pay" means regular straight-time earnings, excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other incentive payments.

     2.02. "Committee" means the individuals described in Article X.

     2.03. "Common Stock" or "Stock" means the Common Stock, $0.01 par value, of the Company.

     2.04. "Employee" means any person who is customarily employed on a full-time or part- time basis by the Company and is regularly scheduled to work more than 20 hours per week and more than five months per calendar year.

     2.05 "Plan Administrator" means the Company's Vice President, Human Resources and Administration.


                 ARTICLE III -- ELIGIBILITY AND PARTICIPATION

     3.01. Initial Eligibility.

     Except as otherwise provided in the Plan, each and every Employee of the Company shall be eligible to participate in Offerings (as hereinafter defined) which commence on or after the respective Employee's commencement date of employment.

     3.02. Leave of Absence.

     For purposes of participation in the Plan, an Employee on leave of absence shall be deemed to be an Employee for the first one hundred eighty (180) days of such leave of absence, and such Employee's employment shall be deemed to terminate at the close of business on the 180th day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 180th day. Termination of any Employee's leave of absence, other than termination of such leave of absence by return to full time or part time employment, shall terminate an Employee's employment for all purposes of the Plan, and shall terminate such Employee's participation in the Plan and right to exercise any option hereunder.

     3.03. Restrictions on Participation.

     Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan if:

     (a) immediately after the grant, such Employee would own Common Stock and/or hold outstanding options to purchase Common Stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

     (b) such option permits such Employee's rights to purchase Common Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the Common Stock (determined at the time such option is granted) for the calendar year in which such option is outstanding.

     3.04. Commencement of Participation.

     An eligible Employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company and delivering it to the Plan Administrator on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his or her authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date (as hereinafter defined) of the Offering to which such authorization is applicable, unless sooner terminated by the participant as provided in Article VIII.


                            ARTICLE IV -- OFFERINGS

     4.01. Semi-Annual Offerings.

     The Plan will be implemented through four (4) semi-annual offerings (the "Offerings" and each an "Offering") of the Company's Common Stock. The initial Offering shall commence on July 1, 1997, and shall terminate on December 31, 1997. The subsequent Offerings shall commence on the first day of the following January and on the first day of the following July, and shall terminate on the 30th day of June and the 31st day of December, respectively, with the last Offering commencing on January 1, 1999. The maximum number of shares of the Company's Common Stock to be issued in each Offering shall be seventy-five thousand (75,000) shares, plus unissued shares from any prior Offerings, whether offered or not.

     As used in the Plan, "Offering Commencement Date" means January 1, or July 1, as the case may be, on which the particular Offering begins and "Offering Termination Date" means the June 30 or December 31, as the case may be, on which the particular Offering terminates.


                        ARTICLE V -- PAYROLL DEDUCTIONS

     5.01. Amount of Deduction.

     At the time a participant files his or her authorization for payroll deduction, he or she shall elect to have deductions made from his or her pay on each payday during the time he or she is a participant in an Offering at a rate not less than one percent (1%) and not more than ten percent (10%) of his or her Base Pay in effect at the Offering Commencement Date of such Offering.

     5.02. Participant's Account.

     All payroll deductions from Base Pay made for a participant shall be credited to his or her account under the Plan (a "Plan Account"). A participant may not make any separate cash payment into his or her Plan Account except when on leave of absence and then only as provided in Section 5.04.

     5.03. Changes in Payroll Deductions.

     A participant may discontinue his or her participation in the Plan as provided in Article VIII, but no other change can be made during an Offering and, specifically, a participant may not alter the amount of his or her payroll deductions for that Offering.

     5.04. Leave of Absence.

     If a participant goes on a leave of absence, such participant shall have the right to elect: (a) to withdraw the balance in his or her Plan Account pursuant to Section 7.02, (b) to discontinue contributions to the Plan but remain a participant in the Plan, or (c) remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan deductions.

     5.05 Limitation on Plan Deductions.

     Notwithstanding any provisions of the Plan to the contrary, no deduction shall be made from an Employee's Base Pay, and no contribution to an Employee's Plan Account pursuant to Section 5.04 shall be accepted, to the extent that such deduction or such contribution would cause the balance in such Employee's Plan Account to exceed the sum of $10,000 at any time.


                       ARTICLE VI -- GRANTING OF OPTION

     6.01. Number of Option Shares.

     Subject to Section 5.05 hereof, on the Offering Commencement Date of each Offering, a participating Employee shall be deemed to have been granted an option to purchase a maximum number of shares of the Common Stock of the Company equal to an amount determined as follows:

     (a) that percentage of the Employee's Base Pay which he or she has elected to have deducted (but not in any case in excess of ten percent (10%)), multiplied by

     (b) the Employee's Base Pay during the period of the Offering, divided by

     (c) 85% of the market value of the Common Stock of the Company on the applicable Offering Commencement Date.

     For purposes of subsection (d) of this Section 6.01, the market value of the Company's Common Stock shall be determined as provided in subsections (a) and (b) of Section 6.02 below.

     An Employee's Base Pay during the period of an Offering shall be determined by multiplying his or her normal weekly rate of pay (as in effect on the last day prior to the Offering Commencement Date of the particular Offering) by 26, or the hourly rate by 1040, as the case may be, provided that, in the case of an eligible part-time hourly Employee, the Employee's Base Pay during the period of an Offering shall be determined by multiplying such Employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such Employee during such Offering.

     6.02. Option Price.

     The option price of Common Stock purchased with payroll deductions made during an Offering for a participant therein shall be the lower of:

     (a) 85% of the closing price of the Common Stock on the Offering Commencement Date or the nearest prior business day on which trading occurred on the American Stock Exchange; or

     (b) 85% of the closing price of the Common Stock on the Offering Termination Date or the nearest prior business day on which trading occurred on the American Stock Exchange.

     If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the Common Stock are to be determined, then reference shall be made to the fair market value of the Common Stock on that date, as determined on such basis as shall be established or specified for the purposes hereof by the Committee.

                       ARTICLE VII -- EXERCISE OF OPTION

     7.01. Automatic Exercise.

     Unless a participant gives written notice to the Company as hereinafter provided, his or her option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his or her Plan Account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the Employee pursuant to Section 6.01), and any excess in his or her Plan Account at that time will be returned to him or her.

     7.02. Withdrawal of Plan Account.

     By written notice to the Plan Administrator not less than five (5) business days prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all the accumulated payroll deductions in his or her Plan Account at such time.

     7.03. Fractional Shares.

     Fractional shares will not be issued under the Plan and any balance in an Employee's Plan Account which would have been used to purchase fractional shares will be returned to such Employee promptly following the termination of an Offering.

     7.04. Transferability of Option.

     During a participant's lifetime, options held by the participant shall be exercisable only by the participant.

     7.05. Delivery of Stock.

     As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant the Common Stock purchased upon exercise of his or her option.


                          ARTICLE VIII -- WITHDRAWAL

     8.01. In General.

     As indicated in Section 7.02, a participant may withdraw payroll deductions credited to his or her Plan Account by giving written notice of his or her intention to withdraw (a "Withdrawal Notice") to the Plan Administrator no later than five (5) business days prior to the Offering Termination Date applicable to any Offering. Upon the Company's timely receipt of the Withdrawal Notice, all of the participant's payroll deductions credited to his or her Plan Account will be paid to him or her, and no further payroll deductions will be made from his or her pay during such Offering.

     8.02. Effect on Subsequent Participation.

     Unless a participants expressly indicates to the contrary in the Withdrawal Notice, a participant's withdrawal from any Offering will not have any effect upon his or her participation in any succeeding Offering, or in any similar plan which may hereafter be adopted by the Company.

     8.03. Termination of Employment.

     Upon termination of the participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond one hundred eighty (180)
days), the payroll deductions credited to his or her Plan Account will be returned to him or her, or, in the case of his or her death subsequent to the termination of his or her employment, to the person or persons entitled thereto under Section 11.01.

     8.04. Termination of Employment Due to Death.

     Upon termination of the participant's employment because of his or her death, his or her beneficiary (as defined in Section 11.01) shall have the right to elect, by written notice given to the Plan Administrator prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the participant, either:

     (a) to withdraw all of the payroll deductions credited to the participant's Plan Account under the Plan, or

     (b) to exercise the participant's option for the purchase of Common Stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the participant's Plan Account at the date of the participant's death will purchase at the applicable option price, and any excess in such Plan Account will be returned to said beneficiary.

     In the event that no such written notice of election shall be duly received by the office of the Plan Administrator, the beneficiary shall automatically be deemed to have elected, pursuant to subsection (b) of this Section 8.04, to exercise the participant's option.

     8.05. Leave of Absence.

     A participant on leave of absence shall, subject to the election made by such participant pursuant to Section 5.04, continue to be a participant in the Plan so long as such participant is on continuous leave of absence. A participant who has been on leave of absence for more than one hundred eighty
(180) days and who therefore is not an Employee for purposes of the Plan shall not be entitled to participate in any Offering commencing after the 180th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a participant on leave of absence returns to regular full time or part time employment with the Company at the earlier of: (a) the termination of such leave of absence or (b) three (3) months from the 180th day of such leave of absence, such participant's participation in the Plan shall terminate on whichever of such dates first occurs.


                              ARTICLE IX -- STOCK

     9.01. Maximum Shares.

     The maximum number of shares of the Company's Common Stock which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 11.04, shall be seventy-five thousand (75,000) shares in each Offering (plus in each Offering all unissued shares from prior Offerings, whether offered or not), not to exceed three hundred thousand (300,000) shares for all Offerings. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the Plan Account of each participant shall be returned to him or her as promptly as possible.

     9.02. Participant's Interest in Option Stock.

     The participant will have no interest in Common Stock covered by his or her option until such option has been exercised.

     9.03. Registration of Stock.

     Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Plan Administrator prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entirety, to the extent permitted by applicable law.

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     9.04. Restrictions on Exercise.

     The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, on the American Stock Exchange or another stock exchange, and that either:

     (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

     (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.


                          ARTICLE X -- ADMINISTRATION

     10.01. Appointment of Committee.

     The Board of Directors shall appoint a committee (the "Committee") to administer the Plan, which shall consist of no fewer than three (3) members of the Board of Directors. No member of the Committee shall be eligible to purchase Common Stock under the Plan. In the absence of the appointment of a separate committee to administer the Plan, the Plan shall be administered by the Compensation Committee of the Company's Board of Directors.

     10.02. Authority of Committee.

     Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive and binding upon all Plan participants.

     10.03. Rules Governing the Administration of the Committee.

     The Board of Directors may from time to time appoint members of the Committee in substitution for, or in addition to, members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of the Committee's members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.


                          ARTICLE XI -- MISCELLANEOUS

     11.01. Designation of Beneficiary.

     A participant may file a written designation of a beneficiary who is to receive any Common Stock and/or cash under the Plan. Such designation of beneficiary may be changed by the participant at any time by written notice to the Plan Administrator. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the

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participant by whom he or she has been designated, acquire any interest in the
Common Stock and/or cash credited to the participant under the Plan.

     11.02. Transferability.

     Neither payroll deductions credited to a participant's Plan Account nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.02.

     11.03. Use of Funds.

     All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

     11.04. Adjustment Upon Changes in Capitalization.

     (a) If, while any options are outstanding under the Plan, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and to the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this Section 11.04, any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

     (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation (any of such transactions being hereinafter referred to as a "Terminating Transaction"), the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such Terminating Transaction. The Board of Directors shall take such steps in connection with any such Terminating Transaction as the Board shall deem necessary to ensure that the provisions of this Section 11.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

     11.05. Amendment and Termination.

     The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation, (i) increase the maximum number of shares which may be issued under the Plan (except pursuant to Section 11.04); (ii) amend the requirements as to the class of Employees eligible to purchase Common Stock under the Plan or permit the members of the Committee to purchase Common Stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase Common Stock, adversely affect the rights of such Employee under such option.

     11.06. Effective Date.

     The Plan shall become effective upon approval by the holders of the majority of the Common Stock present and represented at the annual meeting of the stockholders to be held on May 6, 1997. If the Plan is not so approved, the Plan shall not become effective.

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     11.07. No Employment Rights.

     The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

     11.08. Effect of Plan.

     The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

     11.09. Governing Law.

     The law of the State of California will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

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